FORUM FUNDS

POWER OF ATTORNEY

Each of the undersigned Trustees of Forum Funds (the "Trust") acting individually hereby constitutes and appoints Lina Bhatnagar and Stacey Hong, and each of them, to be my true, sufficient and lawful attorneys, with full power to each of them and each of them acting singly, to sign for me, in my name and the capacities indicated below, the Registration Statement on Form N-14 of the Trust related to the reorganization of the Lou Holland Growth Fund, the only separate series of The Lou Holland Trust, into the Lou Holland Growth Fund, a newly created series of the Trust and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person in my capacity as a Trustee of the Trust, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/Costas Azariadis______________                                                                                           /s/John Y. Keffer___________
Costas Azariadis                                                                                     John Y. Keffer
Date: September 11, 2009_________                                                                                                Date: September 11, 2009____

/s/James C. Cheng_____________                                                                                                /s/J. Michael Parish_________
James C. Cheng                                                                                     J. Michael Parish
Date: September 14, 2009_________                                                                                                Date: September 11, 2009____